Exhibit 10.4

EXCLUSIVE SOFTWARD LICENSE AGREEMENT

AMENDMENT NO. ONE

THIS AMENDMENT NO. ONE TO THAT CERTAIN EXCLUSIVE SOFTWARE LICENSE AGREEMENT (the “First Amendment”) is made and dated this 12th day of December, 2017 by and between Black Cactus Holdings, LLC, a Delaware limited liability company (“Licensor”) and Black Cactus Global, Inc. formerly known as Envoy Group Corp., a Florida corporation (“Licensee”).

WITNESSETH:

WHEREAS, on October 17, 2017, Licensor and Licensee executed the Exclusive Software License Agreement (“License Agreement”); and

WHEREAS, the License Agreement and Amendment No. 1, and all exhibits thereto, shall collectively be referred to as the “Final License Agreement”; and

WHEREAS, pursuant to the Final License Agreement, Licensee was to issue 60 million shares of its common stock (the “Shares”), in restricted form, to the Licensor; and

WHEREAS, subsequently, the parties agreed to issue the Shares to Lawrence Cummins as consideration for his agreeing to serve as CEO and a director with Licensor receiving the royalty payments as its consideration; and

WHEREAS, the Licensee wishes to amend the License Agreement to reflect the issuance of the Shares directly to Cummins for his services to the Licensee, and Licensor is agreeable to this modification to the terms of payment under the License Agreement, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and the sum of $10.00, and in further consideration of the mutual covenants and promises contained in herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto to the other, the parties hereto, each intending to be legally bound, hereby covenant, agree, promise, represent and warrant as follows:

1.         Sections 3.1(a) of the Final Agreement is hereby amended such that Section 3.1(a) reads as follows:

“3.1 (a) 60,000,000 shares of Licensee’s common stock, par value $0.0001 (“Common Stock”) (the “Shares”) to Lawrence Cummins as compensation for his agreement to serve as an officer and director of Licensee; and

2.         All the Exhibits to the Final License Agreement remain the same and remain unchanged and unaffected by this Amendment No. 1.

Except as set forth above, all the terms and conditions of the License Agreement shall remain the same and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Exclusive Software License Agreement on the day and year first above written.

LICENSEE:		LICENSOR:

BLACK CACTUS GLOBAL, INC.		BLACK CACTUS HOLDINGS, LLC

By:	/s/ Harpreet Sangha	By:	/s/ Lawrence Cummins
Name:	Harpreet Sangha	Name:	Lawrence Cummins
Title:	Chairman	Title:	Manager